Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lantronix, Inc. of our report dated September 15, 2011, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2011.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP
Irvine, California
February 17, 2012